Exhibit 1.1

FORM OF

DEALER MANAGER AGREEMENT

April [•], 2014

J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Central European Media Enterprises Ltd., a Bermuda company limited by shares (“CME” or the “Company”), in accordance with the framework agreement among the Company, Time Warner Inc. (“Time Warner”) and Time Warner Media Holdings B.V. (“TW BV”), dated February 28, 2014 (the “Framework Agreement”) is distributing non-transferrable rights (“Rights”) at no charge to the holders of record as of 5:00 p.m., New York City time on March 21, 2014 of its outstanding (collectively, the “Eligible Securityholders”) (x) shares of Class A Common Stock, par value $0.08 per share (the “Class A Common Stock”), (y) share of Series A Convertible Preferred Stock, par value $0.08 per share (the “Series A Preferred Stock”) (allocated on an as-converted basis) and (z) shares of Series B Convertible Redeemable Preferred Stock, par value $0.08 per share (the “Series B Preferred Stock”) (allocated on an as-converted basis as of December 25, 2013) (the “Rights Offering”).  CME is distributing one (1) Right for every 62.0102 outstanding shares of Class A Common Stock, every 62.0102 shares of Class A Common Stock issuable upon conversion of the outstanding share of Series A Preferred Stock and upon conversion of the outstanding shares of Series B Preferred Stock (calculated as of December 25, 2013).  Each Right will entitle the holder thereof to purchase, at the holder’s election and subject to the satisfaction of the minimum subscription amount, at the subscription price of $100 (the “Subscription Price”), one (1) unit (each, a “Unit”), with each Unit consisting of (i) a 15.0% Senior Secured Note due 2017 (the “New Notes”) in the original principal amount of $100 and (ii) 21 unit warrants (each, a “Unit Warrant”), with each Unit Warrant entitling the holder thereof to purchase one share of Class A Common Stock.  CME will issue the New Notes under an indenture to be dated the Settlement Date (as defined below) (the “New Notes Indenture”) among the Company, the Guarantors (as defined below) and Deutsche Bank Trust Company Americas, as trustee (the “New Notes Trustee”).

The New Notes will be fully and unconditionally guaranteed, subject to certain limits imposed by local law, by Central European Media Enterprises N.V. and CME Media Enterprises B.V. (collectively, the “Guarantors”).  In connection with the transactions contemplated by the Framework Agreement, the Company has agreed to issue to TW BV a warrant (the “TW Initial Warrant” and, together with the Unit Warrants, the “Warrants”) to purchase 30,000,000 shares of Class A Common Stock, subject to the approval of CME’s shareholders under NASDAQ Marketplace rules.

In accordance with the terms of the Framework Agreement, the Company has also entered into a standby purchase agreement (the “Standby Purchase Agreement”) with TW BV.  Pursuant to the Standby Purchase Agreement, TW BV has committed, subject to the satisfaction or waiver of certain conditions, to exercise in full its subscription privilege in respect of all of the Rights allocated to TW BV in the Rights Offering in respect of its shares of Class A Common Stock, Series A Preferred Stock and Series B Preferred Stock at the Subscription Price.  In addition, the Company has agreed to issue to TW BV, and TW BV has agreed to purchase, 581,533 Units at the Subscription Price in a separate private offering to be closed contemporaneously with the Rights Offering (the “TW Unit Private Placement”).  Further, under the Standby Purchase Agreement, TW BV has also committed to purchase at the Subscription Price in a private offering to be closed contemporaneously with the Rights Offering (the “Backstop Private Placement”) any and all remaining Units that are not purchased through the exercise of Rights in the Rights Offering.  The exact amount of Units to be purchased by TW BV pursuant to the Backstop Private Placement (the “Backstop Units”) will vary depending upon the number of Units purchased through the exercise of Rights in the Rights Offering by Eligible Securityholders (other than Time Warner).

Simultaneously with the Company’s filing of the Registration Statement (as defined below), the Company has also filed a proxy statement (the “Proxy Statement”) relating to a special general meeting of shareholders to approve, among other things, an increase in the number of authorized shares of Class A Common Stock and the issuance of the TW Initial Warrant and the Unit Warrants pursuant to the TW Unit Private Placement and the Backstop Private Placement to TW BV.

Pursuant to a consent solicitation launched on February 28, 2014 (the “2017 Fixed Rate Noteholder Consent Solicitation”), the Company’s subsidiary CET 21 spol. s r.o., a limited liability company incorporated under the laws of the Czech Republic (“CET 21”), obtained the consent of holders of CET 21’s 9.0% Senior Secured Notes due 2017 (the “2017 Fixed Rate Notes”) to certain amendments to the provisions of the indenture governing the 2017 Fixed Rate Notes (the “2017 Fixed Rate Notes Indenture”) as described in the related consent solicitation statement (the “Consent Solicitation Statement”).  In compliance with the conditions contained in the 2017 Fixed Rate Notes Indenture, a supplemental indenture was entered into on March 11, 2014 (the “2017 Fixed Rate Notes Second Supplemental Indenture”).  The purpose of the 2017 Fixed Rate Noteholder Consent Solicitation was to amend the 2017 Fixed Rate Notes Indenture to permit CME and certain of its subsidiaries to incur (i) indebtedness, including the Time Warner Term Loan (as defined herein), to refinance the Company’s 11.625% senior notes due 2016 (the “2016 Fixed Rate Notes”) and for general corporate purposes and refinancing indebtedness in respect thereof, (ii) additional indebtedness under the Time Warner Revolving Credit Facility (as defined herein) and (iii) additional indebtedness in an amount up to €40.0 million for general corporate purposes.

On February 28, 2014, the Company and Time Warner also entered into a term loan credit agreement (the “Time Warner Term Loan Agreement”).  The Time Warner Term Loan Agreement provides that Time Warner will make a term loan (the “Time Warner Term Loan”) to the Company as follows: (x) in the event of the successful completion of the Rights Offering, Backstop Private Placement and TW Unit Private Placement prior to May 29, 2014 (the “Bridge Date”), Time Warner will provide a term loan to the Company in the aggregate principal amount of $30.0 million that matures on December 1, 2017, or (y) on the Bridge Date in the event the Rights Offering, Backstop Private Placement and TW Unit Private Placement are not closed prior to the Bridge Date, Time Warner will provide a term loan to the Company in the aggregate principal amount equal to the sum of (i) the U.S. dollar equivalent of the aggregate principal amount of the 2016 Fixed Rate Notes outstanding plus the early redemption premium thereon payable to the holders thereof upon discharge of the

2016 Fixed Rate Notes, in each case, as of the business day immediately prior to the Bridge Date using the Euro/U.S. Dollar spot exchange rate published in the Wall Street Journal (the “Refinancing Portion of the Term Loan”) plus (ii) $30.0 million that matures on September 8, 2014 (the “Initial Term Loan Maturity Date”).  The Initial Term Loan Maturity Date will be extended to December 1, 2017 in the event that the Rights Offering has not been consummated on or before the Initial Term Loan Maturity Date provided that CME issues to Time Warner warrants to purchase 84,000,000 shares of Class A Common Stock (“Term Loan Warrants”).  Upon such extension of the Initial Term Loan Maturity Date and the issuance, Time Warner’s obligations under the Purchase Agreement will be terminated.  In the event that the Rights Offering is consummated after the Bridge Date but on or before the Initial Term Loan Maturity Date, the proceeds from the Rights Offering, Backstop Purchase Commitment and TW Unit Private Placement will be used to repay the Refinancing Portion of the Term Loan, and the maturity date of the Time Warner Term Loan with respect to the remaining amount outstanding thereunder will be extended to December 1, 2017.  In addition, under the Framework Agreement, Time Warner agreed to extend to the Company a revolving credit facility that matures on December 1, 2017 in the aggregate principal amount of $115.0 million (the “Time Warner Revolving Credit Facility”) at the earlier of (a) the closing of the Rights Offering or (b) the funding of the Time Warner Term Loan.

The Time Warner Revolving Credit Facility and the Time Warner Term Loan are hereby referred to collectively as the “CME Loan Facilities,” and the loans provided under the CME Loan Facilities are collectively referred to herein as the “Loans.”  The Loans and the New Notes will be secured by pledges over shares (the “Pledged Shares”) of Central European Media Enterprises N.V. and CME Media Enterprises B.V. (the “Collateral”) pursuant to certain pledge agreements concerning the Pledged Shares (the “Security Documents”).

The security agents under the CME Loan Facilities and the trustee under the New Notes shall each enter into amended and restated intercreditor agreements with the trustees and security agents of the 2017 Fixed Rate Notes, CME’s Senior Convertible Notes due 2015, and the 2016 Fixed Rate Notes (the “Amended and Restated Intercreditor Agreements”).  Agreed forms of each of the Standby Purchase Agreement, the agreement governing the TW Initial Warrant, the Consent Solicitation Statement, the Proxy Statement, the 2017 Fixed Rate Notes Second Supplemental Indenture, the New Notes Indenture, the Time Warner Revolving Credit Facility, Time Warner Term Loan, and the Registration Statement are included as exhibits to the Framework Agreement.

The Company intends to use the net proceeds from the Rights Offering, the TW Unit Private Placement and the Backstop Private Placement, if applicable, together with the proceeds from the Time Warner Term Loan, to redeem and repay in full all 2016 Fixed Rate Notes, including the early redemption premium and accrued interest thereon.  The 2016 Fixed Rate Notes will be cancelled on redemption.  Alternatively, if the Company is unable to complete the Rights Offering prior to the Bridge Date, then the Company will redeem and repay in full all outstanding 2016 Fixed Rate Notes, including the early redemption premium and accrued interest thereon, with the proceeds from the Time Warner Term Loan.  If the Company does so, then it intends to use the net proceeds from the exercise of Rights in the Rights Offering, the purchase of TW Private Placement Units and the Backstop Units, if any, in each case, if consummated, to repay in full the outstanding amounts of principal and interest under the Refinancing Portion of the Term Loan, as well as related fees and expenses.

The 2017 Fixed Rate Noteholder Consent Solicitation, the Rights Offering, the TW Initial Warrant issuance, the Backstop Private Placement, TW Unit Private Placement, the incurrence of indebtedness under the CME Loan Facilities, the entering into of the 2017 Fixed Rate Notes Second Supplemental Indenture and the Amended and Restated Intercreditor Agreements and the discharge and redemption of the 2016 Fixed Rate Notes are hereby collectively referred to as the “Transactions.” This Agreement, the CME Loan Facilities, the Security Documents, the Framework Agreement, the Registration Statement, the Proxy Statement, the Warrants, the Standby Purchase Agreement, including the backstop guarantee provided for therein, the 2017 Fixed Rate Notes Second Supplemental Indenture, the New Notes, the New Notes Indenture and the Amended and Restated Intercreditor Agreements are collectively referred to herein as the “Transaction Documents.”

The Company hereby confirms its agreement with the Dealer Manager concerning the Rights Offering, as follows:

1.     Appointment of Dealer Manager.

(a)           The Company hereby appoints you and authorizes you to act as the exclusive dealer manager (the “Dealer Manager”) to the Company in connection with the Rights Offering.  On the basis of the representations, warranties and agreements contained in this Agreement, you hereby accept such appointment upon the terms and subject to the conditions set forth in this Agreement until the earlier of: (i) the termination by either party of this Agreement and (ii) the date of the issuance of the New Notes and the Unit Warrants to holders that have exercised the Rights distributed in the Rights Offering (the “Settlement Date”).  As Dealer Manager, you agree, in accordance with your customary practice, to perform those services in connection with the Rights Offering as are customarily performed by you in connection with transactions of like nature and by investment banking firms in connection with acting as dealer manager of rights offerings of like nature, including, but not limited to, assisting the Company in its preparation of the Rights Offering Materials (as defined below) and using commercially reasonable efforts to assist the Company in identifying Rights holders, soliciting the exercise of Rights pursuant to the Rights Offering, communicating generally regarding the Rights Offering with brokers, dealers, commercial banks, trust companies and other persons, including other Rights holders, and facilitating communications with Rights Holders until the date on which the Rights subscription period expires or the Rights Offering is otherwise terminated in accordance with its terms.

(b)           The Company acknowledges and agrees that the Dealer Manager and each of its affiliates, and its and their respective officers, directors, shareholders, partners, members, controlling persons (within the meaning of Section 15 of the Securities Act (as defined below) or Section 20(a) of the Exchange Act (as defined below)), employees, agents, representatives, counsel and other advisors and their respective successors, heirs and assigns shall have no liability (in tort, contract, or otherwise) to the Company, its affiliates or any other person for any losses, claims, damages, liabilities, or expenses arising from any act or omission on the part of any broker or dealer in securities, bank or trust company, or any other person in connection with the Rights Offering or arising from your engagement or services as Dealer Manager hereunder or otherwise in connection with the Rights Offering, except solely to the extent such losses, claims, damages, liabilities, or expenses are determined by a final and nonappealable judgment of a court of competent jurisdiction to have resulted primarily from your fraud, bad faith, gross negligence or willful misconduct.  The Company acknowledges and agrees that you shall act as an independent contractor, and nothing herein contained shall constitute you an agent of the Company or any other person in connection with activities undertaken in furtherance of the Rights Offering.  Neither the Company nor any of its affiliates shall be deemed to act as your agents.  The Company acknowledges and agrees that you may perform your services as Dealer Manager hereunder through or in conjunction with your affiliates, and any of your affiliates performing services hereunder shall be entitled to the benefits and subject to the terms and conditions of this Agreement.  The Company acknowledges and agrees that you shall not be deemed for any purpose, to act as a partner or joint venture of, or a member of a syndicate or group with, the Company or any of its affiliates in connection with the Rights Offering, any activities related to the Transactions or otherwise.

(c)           The Company acknowledges and agrees that the Dealer Manager is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the Rights Offering (including in connection with advising with respect to the terms of the Rights Offering, the Rights, the Units, the New Notes and the Warrants) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, the Company acknowledges and agrees that you are not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the terms of the Rights Offering, the Rights, the Units, the New Notes and the Warrants, and you shall have no responsibility or liability to the Company with respect thereto.  Any review by you of the Company, the Rights Offering, the Rights, the Units, the New Notes and the Warrants or other matters relating to the Rights Offering will be performed solely for your benefit and shall not be on behalf of the Company.

2.     Rights Offering Materials.

(a)           The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-194209), including a prospectus, relating to the Rights Offering, the Rights, the Units, the New Notes, the Unit Warrants and the Class A Common Stock issuable upon exercise of the Unit Warrants (the “Underlying Securities”) (such registration statement, as initially filed, including all documents incorporated therein by reference, the “Original Registration Statement”).  Except where the context otherwise requires, as used herein, the term “Registration Statement” refers to the Original Registration Statement, as amended (if applicable), when it became effective, including the exhibits thereto and all documents filed as a part thereof or incorporated by reference therein, provided that if the Company files a registration statement with the Commission pursuant to Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”) after the Original Registration Statement, as amended (if applicable), becomes effective, then after any such filing, all references to “Registration Statement” shall be deemed to include the Rule 462(b) Registration Statement.  Any preliminary prospectus included in the Original Registration Statement or in any amendment thereto prior to the effectiveness of the Registration Statement (excluding the last amendment thereto prior to effectiveness), or any preliminary prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act, in each case, including all documents incorporated therein by reference, is referred to herein as a “Preliminary Prospectus.”  The final prospectus, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, including all documents incorporated therein by reference, is referred to herein as the “Prospectus.”

Any reference in this Agreement (i) to financial statements and schedules and other information “contained,” “included” or “stated” in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) refers to and includes all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed by the Securities Act to be a part of or included in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, and (ii) to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus refers to and includes any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), that are incorporated by reference therein or otherwise deemed by the Securities Act or the Exchange Act, as applicable, to be a part of or included in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be.

(b)           The Original Registration Statement, the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus (as defined in Section 6(e) hereof), all press releases and any other documents, materials, or filings whatsoever relating to the Rights Offering that the Company may use, prepare, file, approve, publicly disseminate, provide to holders of Rights or authorize for use in connection with the Rights Offering, and in each case, including any amendment or supplement thereto and any documents or information incorporated by reference therein, are referred to herein collectively as the “Rights Offering Materials” and individually as a “Rights Offering Material.”

(c)           The Company authorizes you and any other broker or dealer or any commercial bank or trust company to use the Rights Offering Materials, without assuming responsibility for the accuracy, completeness or fairness of the statements contained therein except with respect to any information furnished in writing by you as indicated in Section 11 hereof (such information, the “Dealer Manager Information”).  The Company represents and agrees that all of the Rights Offering Materials furnished or to be furnished to you that are filed or hereafter will be filed with the Commission, are or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T.

3.     Compensation and Expenses.

(a)           The Company agrees to pay you, as compensation for your services as Dealer Manager in connection with the Rights Offering if the Rights Offering closes: (i) a base fee equal to $750,000 (the “Base Fee”) and (ii) a variable fee of up to $1,000,000 (the “Variable Fee”).  The Variable Fee will be calculated as follows: (i) if the Rights allocated to Eligible Security Holders in the Rights Offering other than Time Warner (collectively, the “Minority

Rights”) are exercised in full, then the Variable Fee will be equal to $1,000,000 and (ii) if the Minority Rights are not exercised in full, the Variable Fee of $1,000,000 will be reduced by a factor, expressed as a percentage, that is equal to the number of Minority Rights that were not exercised, divided by the total number of Minority Rights.

(b)           In addition to your compensation for your services as Dealer Manager, whether or not the Rights Offering is commenced or any New Notes or Unit Warrants are issued pursuant to the Rights Offering, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder and under the Rights Offering, including without limitation, (i) all fees and expenses relating to the preparation, filing, printing, mailing and publishing of the Registration Statement, any Preliminary Prospectus, the Prospectus and any other Rights Offering Material (including all exhibits, amendments and supplements thereto) and the distribution thereof, (ii) all costs and expenses incurred by securities brokers and dealers, commercial banks, trust companies and other nominees for their customary mailing and handling expenses incurred in forwarding any Rights Offering Materials, (iii) all fees and expenses of the Subscription and Information Agent (as defined in Section 4 hereof), (iv) all advertising charges, (v) the fees and expenses of the Company’s counsel and independent accountants, (vi) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the New Notes under all applicable state securities or “blue sky” laws, (vii) any fees charged by rating agencies for rating the New Notes and all fees and expenses of the Company in connection with the approval of the New Notes by the Depository Trust Company (“DTC”) for “book entry” transfer, (viii) the fees and expenses of the New Notes Trustee and any paying agent (including related fees and expenses of any counsel to such parties), (ix) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, Financial Industry Regulatory Authority, Inc. (“FINRA”), (x) all expenses and application fees related to the listing of the New Notes on any stock exchange and (xi) all other fees and expenses in connection with the Rights Offering, including those of any other person rendering services to the Company in connection therewith.  The Company will also reimburse you for all out-of-pocket expenses incurred by you in connection with your services as Dealer Manager, including the reasonable and documented fees and expenses of your legal counsel, Latham & Watkins and other local counsel.

(c)           If this Agreement is terminated pursuant to Section 13 hereof, you shall nevertheless be entitled to receive payment of (i) the Base Fee and an amount equal to fifty percent (50%) of the full Variable Fee (unless you withdraw or terminate without cause or the Company terminates with cause) and (ii) any reasonable and documented expenses under Section 3(b) which have accrued to the date of such withdrawal or termination.  For the purposes of Section 3(c)(i): (x) the Company terminating this Agreement “with cause” shall mean termination for the Dealer Manager’s fraud, willful misconduct, gross negligence or acting in bad faith and (y) the Dealer Manager terminating this Agreement “without cause” shall mean termination other than in accordance with Section 13 hereof.

4.     Subscription and Information Agent.  The Company will arrange for Broadridge Corporate Issuer Solutions, Inc. to serve as subscription and information agent (the “Subscription and Information Agent”) in connection with the Rights Offering and will instruct the Subscription and Information Agent (i) to advise you at least daily as to the number of rights exercised during the subscription period pursuant to the Rights Offering and as to such other matters relating to the Rights Offering as you may reasonably request and (ii) to furnish you with any written reports concerning such information as you may reasonably request.  The Company authorizes you to communicate with the Subscription and Information Agent in connection with the Rights Offering.

5.     [Reserved]

6.     Representations and Warranties of the Company.  The Company hereby represents and warrants to you, and agrees with you, as of the date hereof and as of all dates and times from the date hereof to and including the Settlement Date, as follows:

(a)           Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Rights Offering Materials, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements in or omissions from any Preliminary Prospectus made in reliance upon and in conformity with any Dealer Manager Information.

(b)           Registration Statement.  Prior to the date of this Agreement (the “Commencement Date”), the Registration Statement will have become, and will be, effective under the Securities Act.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the Rights Offering has been initiated or, to the knowledge of the Company, threatened by the Commission.  As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided that the Company makes no representation and warranty with respect to any statements in or omissions from the Original Registration Statement, the Registration Statement or any amendment thereto made in reliance upon and in conformity with any Dealer Manager Information.  The Company has paid or will pay the registration fee for the issuance of the New Notes, the Unit Warrants and the Underlying Securities pursuant to the Rights Offering in accordance with Rule 457 under the Securities Act.  The Company meets the conditions for the use of Form S-3 with respect to the Registration Statement in connection with the Rights Offering as contemplated by this Agreement.

(c)           Prospectus.  As of the date of the Prospectus and any amendment or supplement thereto and at all times thereafter to and including the expiration date of the Rights Offering (the “Expiration Date”), the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements in or omissions from the Prospectus made in reliance upon and in conformity with any Dealer Manager Information.

(d)           PFIC. The Company believes that it was not a PFIC for the tax year ended December 31, 2013, and based on current business plans and financial projections, the Company does not expect to be a PFIC for the current tax year or the foreseeable future.

(e)           Rights Offering Materials. Other than the Registration Statement, any Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Dealer Manager) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any Rights Offering Material, including, without limitation, any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Units, the New Notes, the Unit Warrants and the Underlying Securities (each such communication by the Company or its agents and representatives, an “Issuer Free Writing Prospectus”) other than (i) the documents listed on Schedule I hereto and (ii) any other written communications approved in writing in advance by the Dealer Manager (with such consent not to be unreasonably delayed or withheld).  The Rights Offering Materials (including, without limitation, any documents incorporated by reference in any Rights Offering Materials) comply or will comply in all material respects with the Securities Act and the Exchange Act, as applicable.  None of the Rights Offering Materials (including, without limitation, any documents incorporated by reference in any Rights Offering Materials) contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Registration Statement)_or not misleading in the light of the circumstances under which they were made (in the case of the Rights Offering Materials other than the Registration Statement); provided that the Company makes no representation and warranty with respect to any statements in or omissions from the Rights Offering Materials made in reliance upon and in conformity with any Dealer Manager Information.

(f)            [Reserved]

(g)           Financial Statements.  The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any other Rights Offering Material comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified.  Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any other Rights Offering Material present fairly the information required to be stated therein.  The other financial information included or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any other Rights Offering Material has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby.

(h)           No Material Adverse Change.  Since the date of the most recent financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, (i) there has not been any change in the capital stock (other than the issuance of Class A Common Stock upon the vesting of restricted stock units or upon the exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, any Preliminary Prospectus and the Prospectus), long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change in the business, properties, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole, (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, any Preliminary Prospectus and the Prospectus.

(i)            Organization and Good Standing.  The Company and each of its subsidiaries have been duly organized and are validly existing and, where applicable, are in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and, where applicable, are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties, to consummate the Transactions and to conduct the businesses in which they are engaged, except where the failure to be so qualified or, where applicable, in good standing or have such power or authority would not be reasonably expected to have individually or in the aggregate, a material adverse effect on the business, properties, financial position, shareholders’ equity, results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 of the Company’s most recent Annual Report on Form 10-K.

(j)            Capitalization.  The Company has an authorized capitalization as set forth in the Registration Statement, each Preliminary Prospectus and the Prospectus under the heading “Capitalization.”  All the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights.  Except as described in or expressly contemplated by the Registration Statement, any Preliminary Prospectus or the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.  The capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, each Preliminary Prospectus and the Prospectus.  Except as otherwise described in the Registration Statement, any Preliminary Prospectus and the Prospectus, all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Registration Statement, any Preliminary Prospectus or the Prospectus) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(k)                                 Dealer Manager Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by you, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, and except that rights to indemnity and contribution contained in this Agreement may be limited by U.S. federal or state securities laws or public policy.

(l)                                     New Notes.  The New Notes have been or, prior to the issuance thereof, will be, duly authorized and, when authenticated in accordance with the provisions of the New Notes Indenture and issued and delivered to holders of the Units distributed in the Rights Offering, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, and will be entitled to the benefits of the New Notes Indenture.

(m)                             New Notes Indenture.  The New Notes Indenture has been duly authorized and will be duly executed and delivered following the completion of the Rights Offering by the Company and, when duly executed and delivered in accordance with its terms by the New Trustee, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.  The New Notes Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended, and the regulations of the Commission applicable to an indenture that is qualified thereunder (collectively, the “Trust Indenture Act”).

(n)                                 Unit Warrants.  The Unit Warrants have been or, prior to the issuance thereof, will be, duly authorized, executed and delivered by the Company and constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, and except that rights to indemnity and contribution contained in this Agreement may be limited by U.S. federal or state securities laws or public policy.

(o)                                 2017 Fixed Rate Noteholder Consent Solicitation, 2017 Fixed Rate Notes Second Supplemental Indenture, Amended and Restated Intercreditor Agreement.

(i)                                     Each of the Company, CET 21 and each of their respective subsidiaries, as applicable, has the requisite power and authority (corporate and otherwise) and has taken all necessary corporate action to authorize the solicitation of consents pursuant to the 2017 Fixed Rate Noteholder Consent Solicitation (as applicable) and to enter into the 2017 Fixed Rate Notes Second Supplemental Indenture and perform their respective obligations thereunder, as described in the Consent Solicitation Statement and the Registration Statement;

(ii)                                  The 2017 Fixed Rate Notes Second Supplemental Indenture, when duly executed by the Company, CET 21 and the other guarantors thereunder and authenticated by the trustee of the 2017 Fixed Rate Notes in accordance with the provisions of the 2017 Fixed Rate Notes Indenture and when delivered in accordance with its terms and the terms of the 2017 Fixed Rate Notes Indenture by each of the parties thereto, will constitute a valid and legally binding agreement of the Company, CET 21 and each guarantor thereunder enforceable against them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability; and when executed and delivered, the 2017 Fixed Rate Notes Second Supplemental Indenture will conform in all material respects with the description thereof contained in the 2017 Fixed Rate Noteholder Consent Solicitation materials;

(iii)                               The Amended and Restated Intercreditor Agreement, when duly executed by the Company and the other parties thereto in accordance with the provisions thereof and when delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and the other guarantors of the New Notes thereunder enforceable against them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability;

(p)                                 Creation, Enforceability and Perfection of Security Interests. The applicable pledging entity under each Security Document relating to the New Notes owns the relevant Collateral covered by such Security Document, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restrictions on transfer or any other similar claim of any other third party, except for (i) the obligations arising under the CME Loan Facilities, the New Notes Indenture and the New Notes, (ii) any security interest disclosed in the Registration Statement and (iii) any liens permitted under the New Notes Indenture or the relevant Security Document.  On the date of the New Notes Indenture, all filings and other actions necessary or desirable to perfect and protect the security interest in the

Collateral to be created under the applicable Security Documents for the benefit of the holders of the New Notes will be made or taken and will be in full force and effect and, with respect to the New Notes, will create a valid and enforceable security interest in the Collateral securing the obligations of the Company and each Guarantor.

(q)                                 Other Transaction Documents.  The Framework Agreement, the Standby Purchase Agreement and the Time Warner Term Loan Agreement have each been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other respective parties thereto, each constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, and except that rights to indemnity and contribution contained in this Agreement may be limited by U.S. federal or state securities laws or public policy.

(r)                                    Underlying Securities.  Upon issuance and delivery of the Unit Warrants, the Unit Warrants will be exercisable commencing upon the second anniversary of the issue date until the fourth anniversary of the issue date for the delivery of the Underlying Securities in accordance with the terms of the Unit Warrants subject to a limited right of TW BV to exercise Unit Warrants issued to it prior to the second anniversary of the issue date.  Upon issuance and delivery, the Company will have reserved a sufficient amount of Underlying Securities for issuance upon exercise of the Unit Warrants and when such Underlying Securities are issued upon exercise of the Unit Warrants in accordance with the terms of the Unit Warrants, they will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

(s)                                   Descriptions of the Transactions and the Transaction Documents.  The Transactions and the Transaction Documents will each conform in all materials respects to the descriptions thereof contained in the Registration Statement, any Preliminary Prospectus and the Prospectus.

(t)                                    No Violation or Default.  Neither the Company nor any of its subsidiaries is (i) in violation of its charter or bye-laws or similar organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(u)                                 No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the New Notes Indenture, the New Notes, the Standby Purchase Agreement, the Unit Warrants, the Registration Statement and the Security Documents related to the New Notes (the “Rights Offering Documentation”), including the commencement and consummation of the Rights Offering and the issuance of the Rights, the Units, the New Notes and the Unit Warrants pursuant to the Rights Offering and the issuance of the Underlying Securities upon exercise of such Unit Warrants, and the compliance by the Company with its obligations hereunder and thereunder will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or, except for liens and encumbrances created under any applicable Transaction Document in favor of the New Notes Trustee for the benefit of the holders of the New Notes or the security agents under the CME Loan Facilities in favor of the lenders thereof, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bye-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in any violation of any law or statute or any judgment, order, rule, regulation, writ or decree of any court or arbitrator or governmental or regulatory authority, except, in the cases of clauses (i) and (iii) above, for any such breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.  In connection with the Rights Offering, the Company has complied, and will continue to comply, in all material respects with the Exchange Act.

(v)                                 No Consents, Filings, Etc. Required.  Except as set forth in the Registration Statement, any Preliminary Prospectus or the Prospectus, no consent, filings, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required to commence and consummate the Rights Offering, to issue the Rights, the Units, the New Notes and the Unit Warrants pursuant to the Rights Offering, to issue the Underlying Securities upon exercise of the Unit Warrants or to execute, deliver and perform the Company’s obligations under this Agreement and the Rights Offering Documentation or to consummate the Transactions and the related matters contemplated by this Agreement, the Rights Offering Documentation or the Rights Offering Materials, except for the qualification of the New Notes Indenture under the Trust Indenture Act and such consents, filings, approvals, authorizations, orders and registrations or qualifications as have already been obtained or will be obtained prior to the Expiration Date under the Securities Act and the Exchange Act, as applicable, or as may be required by FINRA, the NASDAQ Marketplace Rules, or under applicable state securities laws in connection with the issuance of the Rights, the Units, the New Notes and the Unit Warrants pursuant to the Rights Offering and the issuance of the Underlying Securities upon exercise of the Unit Warrants.

(w)                               Legal Proceedings.  Except as described in the Registration Statement, any Preliminary Prospectus and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, any Preliminary Prospectus or the Prospectus that are not so described in the Registration Statement, any Preliminary Prospectus and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, any Preliminary Prospectus or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, any Preliminary Prospectus and the Prospectus.

(x)                                 Independent Accountants.  Deloitte LLP, who have certified the financial statements and supporting schedules of the Company and its subsidiaries, all incorporated by reference in the Rights Offering Materials, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(y)                                 Title to Real and Personal Property.  The Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(z)                                  Title to Intellectual Property.  The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses except where the failure to possess, or own such rights would not have a Material Adverse Effect; and, to the knowledge of the Company, the conduct of their respective businesses will not conflict in any material respect with any such rights of others.  The Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would reasonably be expected to result in a Material Adverse Effect.

(aa)                          No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement, any Preliminary Prospectus and the Prospectus and that is not so described in such documents.

(bb)                          Investment Company Act.  Neither the Company nor any of its subsidiaries is, and after giving effect to the Transactions as described in the Registration Statement, any Preliminary Prospectus and the Prospectus, none of them will be required to register as, an “investment company” or an entity “controlled” by an “investment company”

within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(cc)                            Taxes.  Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have paid all U.S. federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof.  Except as otherwise disclosed in the Registration Statement, any Preliminary Prospectus and the Prospectus, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(dd)                          No Withholding Tax. All payments to be made by the Company under this Agreement and, except (i) as otherwise disclosed in the Registration Statement, any Preliminary Prospectus and the Prospectus and (ii) with respect to payments or distributions made to a 5% shareholder of the Company, in the event of, or subsequent to, a default, all interest, principal, premium, if any, additional amounts, if any, and other payments by or on behalf of the Company on or under the New Notes or the guarantees thereof may and any dividends or other distributions paid on the Warrants and the Underlying Securities, under the current laws and regulations of Bermuda, Curaçao and The Netherlands or any political subdivision or any authority or agency therein or thereof having power to tax, or of any other jurisdiction in which the Company or a Guarantor, as the case may be, is organized or is otherwise resident for tax purposes (each, a “Relevant Taxing Jurisdiction”), be paid in U.S. Dollars that may be converted into another currency and freely transferred out of the Relevant Taxing Jurisdiction and all such payments and distributions will not be subject to withholding or other taxes under the current laws and regulations of the Relevant Taxing Jurisdiction and are otherwise payable free and clear of any other tax, withholding or deduction in the Relevant Taxing Jurisdiction and without the necessity of obtaining any governmental authorization in the Relevant Taxing Jurisdiction.

(ee)                            Stamp Duty. Except as otherwise disclosed in the Registration Statement, any Preliminary Prospectus and the Prospectus, no stamp, issuance, transfer or other similar taxes or duties are payable by or on behalf of the Dealer Manager in Bermuda, Curaçao and The Netherlands, the United Kingdom or the United States or any political subdivision or taxing authority thereof or therein on (i) the creation, issue or delivery by the Company of the Rights, the Units, the New Notes and the Warrants, (ii) the creation, issue or delivery by the Guarantors of the guarantees of the New Notes and (iii) the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

(ff)                              Licenses and Permits.  The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, any Preliminary Prospectus and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect.  Except as described in the Registration Statement, any Preliminary Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course except where any such revocation or modification of any such license, certificate, permit or authorization, would not have a Material Adverse Effect.

(gg)                            No Labor Disputes.  No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened which would, individually or in the aggregate, have a Material Adverse Effect; the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or any of its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(hh)                          Compliance with Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable international, national, regional, local and other laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply with, or failure to receive required permits, licenses or approvals, or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries are not aware of any pending investigation which might reasonably be expected to lead to a claim of such liability, except any such liability as would not, individually or in the aggregate, have a Material Adverse Effect.

(ii)                                  [Reserved]

(jj)                                Compliance with Employee Arrangements. Except as would not be reasonably expected to have a Material Adverse Effect, each benefit and compensation plan, agreement, policy and arrangement that is maintained, administered or contributed to by the Company or any of its subsidiaries for current or former employees or directors of, or independent contractors with respect to, the Company or any of its subsidiaries, or with respect to which any of such entities would reasonably be expected to have any current, future or contingent liability or responsibility, has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations; the Company and each of its subsidiaries and each of their respective affiliates have complied with all applicable statutes, orders, rules and regulations in regard to such plans, agreements, policies and arrangements.

(kk)                          Disclosure Controls.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ll)                                  Accounting Controls.  The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Based on the Company’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c) under the Exchange Act, except as disclosed in the Registration Statement, any Preliminary Prospectus and the Prospectus, there are no material weaknesses in the Company’s internal controls.  The Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(mm)                  Insurance. Except as would not be reasonably expected to have a Material Adverse Effect, the Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as the Company has reasonably deemed are adequate to protect the Company and its subsidiaries.  Except as would not be reasonably expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(nn)                          No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee from corporate funds, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office ; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(oo)                          Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business,  the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(pp)                          No Conflicts with Sanctions Laws.  Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, directors, officers or employees, nor, to the knowledge of the Company, any agent, or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation,  the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”),  or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the Rights Offering or the other Transactions, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will, to the knowledge of the Company, result in a violation by any person (including any person participating in the transaction, whether as lender, advisor, investor or otherwise) of Sanctions.  For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(qq)                          No Restrictions on Subsidiaries.  Except as would not be reasonably expected to have a Material Adverse Effect, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(rr)                                No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Dealer Manager for a brokerage commission, finder’s fee or like payment in connection with the Rights Offering.

(ss)                              No Registration Rights.  Except as disclosed in the Registration Statement, any Preliminary Prospectus and the Prospectus, there are no persons with registration or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale (as applicable) of the Rights, the Units, the New Notes and the Warrants.

(tt)                                No Stabilization.  Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the issuance and sale (as applicable) of the Rights, the Units, the New Notes and the Unit Warrants in connection with the Rights Offering or the resale of the New Notes or the Underlying Securities.

(uu)                          Margin Rules.  The issuance of the Rights, the Units, the New Notes and the Warrants pursuant to the Rights Offering in the manner described in the Registration Statement, any Preliminary Prospectus and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(vv)                          Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any other Rights Offering Material has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ww)                      Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in any Rights Offering Materials is not based on or derived from sources that are reliable and accurate in all material respects.

(xx)                          Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(yy)                          Status under the Exchange Act.  The Company is subject to and in all material respects in compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(zz)                            [Reserved]

(aaa)                   Payment of Costs.  The Company has, or has made arrangements to obtain, funds sufficient to enable the Company to pay promptly, upon the terms and subject to the conditions of the Rights Offering, any costs required to be paid in connection with the Rights Offering, and such arrangements comply with Section 7 of the Exchange Act.

(bbb)                   Rule 425.  The Company has filed and will continue to file with the Commission pursuant to Rule 425 of the Securities Act all written communications made by the Company in connection with or relating to the Rights Offering required to be filed on the date of their first use.

(ccc)                      Book-Entry Transfer.  The Company has made or will make appropriate arrangements with DTC and any other “qualified” registered securities depository to allow for the book-entry transfer of the New Notes and the Unit Warrants between depository participants and the Subscription Agent.

(ddd)                   Solvency.  On and immediately after the Settlement Date, the Company (after giving effect to Rights Offering in the manner described in the Rights Offering Materials) will be Solvent.  As used in this paragraph (xx), the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming consummation of the Rights Offering in the manner described in the Rights Offering Materials, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged and (v) the Company is not a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy.

The representations and warranties set forth in this Section 6 shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any indemnified party referred to in Section 9, (ii) any termination of this Agreement or (iii) any withdrawal by you pursuant to Section 13.

Any certificate signed by any officer or authorized representative of the Company delivered to you or your counsel in connection with this Agreement and the Rights Offering shall be deemed a representation and warranty by the Company to you as to the matters covered thereby as of the date of such certificate and, unless subsequently amended or supplemented, as of all dates from the date thereof to and including the Settlement Date.

The Company acknowledges that the Dealer Manager and, for purposes of the opinions to be delivered to the Dealer Manager pursuant to Section 8 hereof, counsel for the Company and counsel for the Dealer Manager, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

7.              Further Agreements of the Company.  The Company covenants and agrees with you that:

(a)                                 Required Filings; Dealer Manager Approval.  The Company will prepare the Rights Offering Materials and will file all Rights Offering Materials with the Commission to the extent required by the Securities Act and the Exchange Act, as applicable.  Except for the prospectus to be used in connection with the Rights Offering in the Czech Republic (as amended from time to time, the “Czech Prospectus”), the Company will not use, amend or supplement or file with the Commission or with any other federal, state or other governmental agency or instrumentality (each, an “Other Agency”) any Rights Offering Materials without first submitting copies of such Rights Offering Materials to you a reasonable time prior to using, amending or supplementing or filing such Rights Offering Material and giving reasonable consideration to your and your counsel’s comments.  Unless the Company obtains your prior written consent, it will not make any offer in connection with the Rights Offering that would constitute an Issuer Free Writing Prospectus and will not prepare, use, authorize or refer to any Rights Offering Materials other than (i) the Registration Statement, any Preliminary Prospectus, the Prospectus, the Czech Prospectus and the documents listed on Schedule I hereto and (ii) other written communications approved in writing in advance by the Dealer Manager (which approval shall not be unreasonably withheld or delayed).  From the date hereof and to and including the Expiration Date, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Securities Act or the Exchange Act.

(b)                                 Delivery of Rights Offering Materials to Holders.  Following commencement of the Rights Offering, the Company will cause to be delivered to each registered holder of the Company’s Class A Common Stock, as soon practicable, a copy of the most current Prospectus (or any Preliminary Prospectus), together with all other appropriate Rights Offering Materials.

(c)                                  Delivery of Copies.  The Company will deliver to you, upon request and without charge, a signed copy of the Registration Statement (as originally filed and each amendment thereto), in each case including all exhibits and consents filed therewith and, as promptly as reasonably practicable during the subscription period, as many copies of any Preliminary Prospectus, the Prospectus and any other Rights Offering Materials (including all amendments and supplements thereto and documents incorporated by reference therein) as you may reasonably request.

(d)                                 Notice to the Dealer Manager.  The Company will advise you promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective, (ii) when any amendment to the Registration Statement has been filed or becomes effective, (iii) when any Preliminary Prospectus or supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed, (iv) of any request by the Commission for any amendment to the Registration Statement, any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information, (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act, (vi) of the occurrence of any event prior to the Settlement Date as a result of which the Registration Statement, any Preliminary Prospectus, the Prospectus or any other Rights Offering Material (including, without limitation, any documents incorporated by reference in any Rights Offering Materials) as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when such the Registration Statement, any Preliminary Prospectus, the Prospectus or any other Rights Offering Material is delivered, not misleading, (vii) of any injunction or litigation or administrative action or claim relating to the Rights Offering and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Rights, the Units, the New Notes, the Unit Warrants or the Underlying Securities for issuance in any jurisdiction or the initiation or threatening of any proceeding for such purpose.  The Company will use its commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Rights, the Units, the New Notes, the Unit Warrants or the Underlying Securities and, if any such order is issued, will use its commercially reasonable efforts to obtain as soon as possible the withdrawal thereof.

(e)                                  Ongoing Compliance of Rights Offering Materials.  The Company will comply with the Securities Act and the Exchange Act, as applicable, so as to permit the completion of the Rights Offering and the issuance of the Rights, the Units, the New Notes and the Unit Warrants pursuant thereto as contemplated in the Registration Statement, any Preliminary Prospectus and the Prospectus.  The Company shall immediately notify you, and confirm such notice in writing, of (i) the occurrence of any event that would reasonably be expected to cause the Company to withdraw, rescind or terminate the Rights Offering and (ii) any filing made by the Company of information relating to the Rights Offering with any securities exchange or any other regulatory body in the United States or any other jurisdiction.  If, at any time prior to the Expiration Date, (i) any event shall occur or condition shall exist as a result of which any Rights Offering Material as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing at the time delivered to a holder of Class A Common Stock, not misleading, or (ii) it is necessary to amend or supplement any Rights Offering Material to comply with law, the Company will forthwith prepare and, subject to paragraph (a) above, file with the Commission (to the extent required) and furnish to the Dealer Manager such amendments or supplements to such Rights Offering Material as may be necessary so that the statements in such Rights Offering Material as so amended or supplemented will not be misleading (in the case of the Registration Statement) or will not be misleading in the light of the circumstances existing at the time delivered to a holder of Class A Common Stock (in the case of the Rights Offering Materials other than the Registration Statement) or so that such Rights Offering Material will comply with law.

(f)                                   Blue Sky Compliance.  The Company will use its commercially reasonable efforts to obtain the registration or qualification of the Rights, the Units, the New Notes, the Unit Warrants and the Underlying Securities under all state securities or “blue sky” laws of such jurisdictions as may be required for the consummation of the Rights Offering and will continue such qualifications in effect so long as required for the offer and distribution of the Rights, the Units, the New Notes, the Unit Warrants and the Underlying Securities pursuant to the Rights Offering; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to do so, (ii) file any consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)                                  Earning Statement.  The Company will make generally available to its security holders and the Dealer Manager as soon as practicable an earning statement that satisfies the provisions of  the last paragraph of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder.

(h)                                 No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the issuance and sale (as applicable) of the Rights, the Units, the New Notes and the Unit Warrants in connection with the Rights Offering or the resale of the New Notes or the Underlying Securities.

(i)                                     Exchange Listing.  The Company will use its commercially reasonable efforts to list prior to the first interest payment on the New Notes, subject to notice of issuance, the New Notes on the Euro MTF Market of the Luxembourg Stock Exchange.

(j)                                    Underlying Securities.  The Company will reserve and keep available at all times, free of pre-emptive or similar rights, a sufficient amount of Underlying Securities for issuance upon exercise of the Unit Warrants pursuant to the terms thereof.

(k)                                 Reports.  From the date hereof to and including the Settlement Date, the Company will furnish to you, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the New Notes, the 2016 Fixed Rate Notes and the 2017 Fixed Rate Notes, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to you to the extent they are filed on EDGAR.

(l)                                     Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus and any other Rights Offering Materials that are not filed with the Commission in accordance with Rule 433 under the Securities Act or otherwise.

(m)                             [Reserved]

(n)                                 References to the Dealer Manager.  Except as required by applicable law, the use of any reference to you in the Registration Statement, any Preliminary Prospectus, the Prospectus or any other Rights Offering Materials or any other document or communication prepared, approved or authorized by the Company in connection with the

Rights Offering is subject to your prior approval (which shall not be unreasonably withheld or delayed); provided that if such reference to you is required by applicable law, the Company shall notify you within a reasonable time prior to such use but the Company is nonetheless permitted to use such reference.  If the Dealer Manager resigns or its engagement hereunder is terminated prior to the dissemination of the Rights Offering Materials or any other release or communication, no reference shall be made therein to the Dealer Manager without the Dealer Manager’s prior written approval.

(o)                                 Book-Entry Transfer.  On or prior to the Settlement Date, the Company will make appropriate arrangements with DTC to allow for the book-entry transfer of the New Notes and the Unit Warrants between depository participants and the Subscription and Information Agent.

(p)                                 Taxes. The Company will indemnify and hold harmless the Dealer Manager against any documentary, stamp or similar issuance tax, including any interest and penalties, in Bermuda or any other jurisdiction (including The Netherlands, Curaçao, the United Kingdom and the United States), on the execution and delivery of this Agreement or any other Transaction Document.

(q)                                 Payments. The Company further agrees that all amounts payable hereunder shall be paid in U.S. dollars and free and clear of, and without any deduction or withholding for or on account of, any current or future taxes (other than income taxes), levies, imposts, duties, charges or other deductions or withholdings levied in any jurisdiction from or through which payment is made, unless such deduction or withholding is required by applicable law, in which event the Company will pay additional amounts so that the persons entitled to such payments will receive the amount that such persons would otherwise have received but for such deduction or withholding.

(r)                                    Rights Offering and the Transactions.  The Company will conduct the Rights Offering and the other Transactions on the terms and subject to the conditions disclosed in the Registration Statement, any Preliminary Prospectus and the Prospectus.

(s)                                   Use of Proceeds.  The Company will promptly apply the proceeds of the Rights Offering and/or the Time Warner Term Loan as described in and in accordance with the terms and subject to the conditions set forth in the Rights Offering Materials and may apply any excess proceeds as provided in the Rights Offering Materials.

8.              Conditions of the Dealer Manager’s Obligations.  The obligations of the Dealer Manager in this Agreement are subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)                                 Registration Compliance; No Stop Order.  The Registration Statement shall have become effective prior to the Commencement Date and no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission.  The Prospectus and any amendment or supplement thereto and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 7(a) hereof.  All requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of you and your counsel.  All other Rights

Offering Materials required to be filed with the Commission shall have been filed with the applicable time prescribed for such filing under the Securities Act and the Exchange Act, as applicable.

(b)                                 Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct on and as of the date hereof and as of all dates and times from the date hereof to and including the Settlement Date.  The statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the date made and as of all dates and times from the date hereof to and including the Settlement Date.

(c)                                  No Downgrade.  From the execution of this Agreement to the Settlement Date, if there are any debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d)                                 No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 6(h) hereof shall have occurred or shall exist, which event or condition is not described in the Registration Statement (excluding any amendment or supplement thereto), any Preliminary Prospectus (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Dealer Manager makes it impracticable or inadvisable to proceed with the Rights Offering on the terms and in the manner described in the Rights Offering Materials.

(e)                                  Officer’s Certificates.  You shall have received on each of the Commencement Date, the Expiration Date and the Settlement Date a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to you (i) confirming that such officers have carefully reviewed the Registration Statement, each Preliminary Prospectus and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 6(a), 6(b) and 6(c) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct as of the date of such officers’ certificate and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date of such officers’ certificate, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)                                   Comfort Letters.  On each of the Commencement Date and the Settlement Date, Deloitte LLP shall have furnished to you, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Dealer Manager, in form and substance reasonably satisfactory to you, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus and

the Prospectus; provided that each such letter shall use a “cut-off” date no more than three business days prior to the date of such letter.

(g)                                  Opinions and Negative Assurance Letters of Counsel for the Company.  Each of: (i) DLA Piper LLP (US), U.S. counsel for the Company, (ii) Conyers Dill & Pearman Limited, Bermuda counsel for CME, and (iii) DLA Piper UK LLP, English counsel for the Company, shall have furnished to you, at the request of the Company their written opinion, on and as of the Commencement Date and again on and as of the Settlement Date, in form and substance reasonably satisfactory to you.  In addition, DLA Piper LLP (US), U.S. counsel for the Company, shall have furnished to you, at the request of the Company, their negative assurance letter, on and as of the Commencement Date and again on and as of the Settlement Date, in form and substance reasonably satisfactory to you.  In addition, Loyens & Loeff, Dutch and Curaçao counsel to the Guarantors, shall have furnished to you, at the request of the Company, their written opinion on and as of the Settlement Date, in form and substance reasonably satisfactory to you.

(h)                                 Opinions and Negative Assurance Letters of Counsel for the Dealer Manager.  Latham & Watkins LLP, counsel for the Dealer Manager, shall have furnished to you, with respect to such matters as you may reasonably request, (i) their written opinion, on and as of the Commencement Date and again on and as of the Settlement Date, and (ii) their negative assurance letter, on and as of the Commencement Date and again on and as of the Settlement Date, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)                                     No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would prevent the consummation of the Rights Offering in the manner described in the Rights Offering Materials, as of the date hereof.  No injunction or order of any U.S. federal, state or foreign court shall have been issued that would, as of the date hereof, prevent the consummation of the Rights Offering in the manner described in the Rights Offering Materials.

(j)                                    Good Standing.  You shall have received on and as of the Commencement Date and the Settlement Date satisfactory evidence of, where applicable, the good standing (or local equivalent) of the Company and the Guarantors in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as you may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k)                                 DTC.  On or prior to the Settlement Date, the New Notes and the Unit Warrants shall be eligible for clearance and settlement through DTC.

(l)                                     Transaction Documents.  The Dealer Manager shall have received (i) on or prior to the Commencement Date, a counterpart, conformed as executed, of each of the Framework Agreement, this Agreement, the Registration Statement, the Proxy Statement and the Standby Purchase Agreement, each of which shall have been entered into by the Company and all other applicable parties to each such document and (ii) on or as soon as practicable after the Settlement Date, a counterpart, conformed as executed, of each of the CME Loan Facilities, the Security Documents, the Warrants, the New Notes, the New Notes Indenture, the 2017 Fixed Rates Notes Second Supplemental Indenture and the Amended and Restated Intercreditor Agreements, which shall have been entered into by the Company and all other applicable parties to each such document.

(m)                             The New Notes Indenture.  On the Settlement Date, the New Notes Indenture, on terms consistent with the description thereof in the Registration Statement, any Preliminary Prospectus and the Prospectus, shall have been duly executed and delivered by the Company, each of the Guarantors and the New Trustee and shall be in full force and effect on such date and the New Notes shall have been duly executed and delivered by the Company and duly authenticated by the New Trustee on the Settlement Date.

(n)                                 Security Interests.  On the Settlement Date, in accordance with the terms of the New Notes Indenture and the applicable Security Documents, the New Notes Trustee for the benefit of the holders of the New Notes shall have received documentation evidencing the valid and perfected security interests (subject to any perfection requirements that will be undertaken promptly after execution of the relevant Security Document and in any event within applicable time limits) in the Collateral as contemplated herein and in the Rights Offering Materials.

(o)                                 Other Transaction Documents.  On terms consistent with the description thereof in the Registration Statement, any Preliminary Prospectus and the Prospectus (i) on or prior to the Commencement Date, the Framework Agreement and the Standby Purchase Agreement shall be in full force and effect and (ii) on or prior to the Settlement Date, the 2017 Fixed Rate Notes Second Supplemental Indenture and the Intercreditor Agreements shall be in full force and effect.

(p)                                 Additional Documents.  Upon request at any time on or prior to the Settlement Date, the Company shall have furnished to you such further certificates and documents as you may reasonably require.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to you and your counsel.

If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by you as provided in Section 13 hereof.

9.              Indemnification and Contribution.

(a)                                 Indemnification of the Dealer Manager.  The Company agrees to indemnify and hold harmless you and your affiliates, and the respective directors, officers, agents, and employees of you and your affiliates and each other entity or person, if any, controlling you or any such affiliates within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (you and each such entity or person being referred to as a “Dealer Manager Indemnitee”) from and against any and all losses, claims, damages and liabilities (or actions or proceedings in respect thereof), and to reimburse you and any other Dealer Manager Indemnitee for all legal and other costs, fees and expenses (including, without limitation, reasonable and documented fees and disbursements of counsel) incurred by you or any such other Dealer Manager Indemnitee in connection with investigating, preparing, pursuing, defending, compromising or settling any such action, claim, or proceeding, whether or not in connection with pending or threatened litigation to which you (or any other Dealer Manager Indemnitee) or the Company or any of its security holders is a party, in each case as such expenses are incurred or paid, (i) arising out of or based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Rights Offering Material, or any omission or alleged omission to state in any Rights Offering Material a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made in the case of any Rights Offering Materials other than the Registration Statement, not misleading, or (B) any withdrawal, termination, rescission or modification by the Company of, or failure by the Company to make or consummate, the Rights Offering or (C) any breach by the Company of any representation or warranty or failure to comply with any of the agreements contained herein, or (ii) otherwise, in any way, arising out of, relating to or in connection with or alleged to, in any way, arise out of, relate to or be in connection with the Rights Offering, this Agreement or your role in connection therewith; except in the case of clause (ii) above for any such loss, claim, damage, liability, or expense that is determined by final and nonappealable judgment of a court of competent jurisdiction to have resulted primarily from the fraud, bad faith, gross negligence or willful misconduct of such Dealer Manager Indemnitee and except in the case of clauses (i)(A) and (B) above for any such loss, claim, damage, liability, or expense which arises out of or is based upon (A) any untrue statement of a material fact contained in any Rights Offering Material, or (B) any omission to state in the Rights Offering Material a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, if in any such case such statement or omission was made in reliance upon and in conformity with the Dealer Manager Information.

(b)                                 Indemnification of the Company.  You agree to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to you furnished to the Company in writing by you for use in the Rights Offering Materials, it being understood and agreed upon that the only such information furnished by you is the Dealer Manager Information.

(c)                                  Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying

Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person, (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person, or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred; provided that, to the extent the Indemnifying Person has paid fees and expenses to an Indemnified Person and such Indemnified Person is not found liable by final nonappeable judgment and has actually received reimbursement for such fees and expenses from a third party responsible for such fees and expenses other than the Indemnifying Person, then the Indemnifying Person shall be reimbursed for such expenses paid by the Indemnifying Person to the Indemnified Person.  Any such separate firm for you, your affiliates, directors and officers and any control persons of you shall be designated in writing by you and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final nonappealable judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph (c), the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or has been a party and indemnification has been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein (other than for any of the reasons in the exceptions set forth in Section 9(a)), then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by you, on the other, from the Rights Offering or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and of you, on the other, in connection with the statements, actions or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and by you on the other, shall be deemed to be in the same proportion as the aggregate principal amount of New Notes issued pursuant to the Rights Offering bears to the fees actually received by you pursuant to Section 3(a) hereof.  The relative fault of the Company, on the one hand, and of you, on the other, (i) in the case of an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by you and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or by you and the parties’ relative intent, knowledge, access to information, and opportunity to prevent such action or omission.

(e)           Limitation on Liability.  The Company and you agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 9, in no event shall you be required to contribute any amount in excess of the amount by which the fees actually received by you pursuant to Section 3(a) hereof exceeds the amount of any damages that you have otherwise been required to pay in connection with your role as Dealer Manager pursuant to this Agreement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)            Non-Exclusive Remedies.  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.  Survival.  The indemnity and contribution agreements contained in Section 9 hereof and the covenants, representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any failure to commence, or the withdrawal, termination or consummation of, the Rights Offering or the termination or assignment of this Agreement, (b) any investigation made by or on behalf of any Indemnified Person, (c) any withdrawal or termination by you pursuant to Section 13(b) hereof or otherwise and (d) the issuance and delivery of the New Notes pursuant to the Rights Offering.

11.  Dealer Manager Information.  The Company and the Dealer Manager acknowledge and agree that the following information set forth in the Rights Offering Materials constitutes the Dealer Manager Information: the name of the Dealer Manager as contained on the cover and on pages ii, 35, 91, 102-103 and 192 of the Prospectus.

12.  Confidentiality.  Any advice or opinions provided by you in connection with or related to this Agreement shall not be disclosed to any third party or referred to publicly by the Company without your prior written consent except (a)(i) to the Company’s officers, directors and employees (such employees being those who are involved in this matter on a need to know basis), (ii) to the Company’s legal advisors who are involved in this matter on a need to know basis provided they have been made aware of the confidential nature of such information, and (iii) to the Company’s accountants and other advisors who are involved in this matter on a need to know basis provided they have been made aware of the confidential nature of such information and do not rely on such information, or (b) as may be compelled in a judicial or administrative proceeding or as otherwise necessary to comply with applicable law.

13.  Termination.

(a)           You may terminate this Agreement, by notice to the Company, at any time at or prior to the Settlement Date, if there has been, since the time of execution of this Agreement or since the earlier of the respective dates as of which information is given in the Registration Statement, any Preliminary Prospectus and the Prospectus, a material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, the effect of which is such as to make it, in your judgment, impracticable or inadvisable to proceed with the Rights Offering in the manner described in the Rights Offering Materials.

(b)           In addition, if (i) the Company uses or permits the use of, or files with the Commission or any Other Agency, any Rights Offering Materials (A) that have not been submitted to you for your comments or are not reasonably satisfactory to you or your counsel, (B) that have been so submitted and with respect to which you have made comments, but which comments have not resulted in a response reasonably satisfactory to you and your counsel to reflect your comments or (C) to which you have reasonably objected, (ii) the Company has breached any of its representations, warranties, agreements or covenants herein, or failed to fulfill any condition set forth in Section 8 hereof, (iii) there is a good faith disagreement between you and the Company with respect to a material term or condition of the Rights Offering or the Rights Offering Materials, (iv) the Rights Offering is terminated or withdrawn for any reason or any stop order, restraining order, injunction or denial of an application for approval has been issued and not thereafter stayed or vacated with respect to the performance of this Agreement, or any proceeding, litigation or investigation has been initiated that is reasonably likely to have a material adverse effect on the Company’s ability to carry out the Rights Offering or (v) a statute, rule, regulation or order shall have been enacted, adopted or issued by the Commission or any Other Agency that would prevent the making or consummation of the Rights Offering or prevent you from rendering your services pursuant to this Agreement or continuing so to act, as the case may be, then, in any such case, you shall be entitled to withdraw as Dealer Manager in connection with the Rights Offering by written notice to the Company without any liability or penalty to you or any other Dealer Manager Indemnitee (as defined in Section 9 hereof).  The Company shall make any appropriate revision to the Prospectus or any Preliminary Prospectus to reflect such withdrawal or termination under this Section 13.

(c)           If this Agreement is terminated or you withdraw as a Dealer Manager, pursuant to this Section 13, such termination or withdrawal shall be without liability of any party to any other party except as provided in Section 3 hereof, and except that Sections 1(b), 1(c), 3, 9, 10, 11, 12, 13, 14, and 15 hereof shall survive such termination and remain in full force and effect.

14.  Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.  Miscellaneous.

(a)           Severability.  In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect.

(b)           Counterparts.  This Agreement may be executed in one or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c)           Persons Entitled to Benefit of Agreement.  This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon the Company, you and the other Indemnified Persons, and their respective successors and assigns.  Nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof.

(d)           Governing Law, Waiver Of Trial By Jury, Submission to Jurisdiction, Appointment of Process Agent, Currency of Obligations. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflict of laws principles.

EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A

TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE FORMATION, BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT.  EACH OF THE DEALER MANAGER AND THE COMPANY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) MAKES THIS WAIVER VOLUNTARILY AND (IV) HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 15(d).

Each party hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of (i) any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in the City of New York, and any appellate court from any thereof, as to any action directly or indirectly arising out of or relating to this Agreement or the formation, breach, termination or validity of this Agreement, and agrees that all claims in respect of any such action may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action in any court in which such venue may be laid in accordance with clause (a) of this sentence, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action in any such court and (d) agrees that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

The Company hereby irrevocably designates and appoints CT Corporation System, 111 Eighth Avenue, New York, New York 10011 (the “Process Agent”), as its authorized agent upon whom process may be served in any such suit or proceeding, it being understood that the designation and appointment of CT Corporation System as such authorized agent shall become effective immediately without any further action on the part of the Company. The Company represents to the Dealer Manager that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing. The Company further agrees that service of process upon the Process Agent and written notice of said service to the Company mailed by prepaid registered first class mail or delivered to the Process Agent at its principal office, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of the Dealer Manager or any person controlling the Dealer Manager to serve process in any other manner permitted by law. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect for a period of not less than two years from the date of this Agreement. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of note, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law.

The obligation of the parties to make payments hereunder is in U.S. dollars (the “Obligation Currency”) and such obligation shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency or any other realization in such other currency, whether as proceeds of set-off, security, guarantee, distributions, or otherwise, except to the extent to which such tender, recovery or realization shall result in the effective receipt by the party which is to receive such payment of the full amount of the Obligation Currency expressed to be payable hereunder, and the party liable to make such payment agrees to indemnify the party which is to receive such payment (as an additional, separate and independent cause of action) for the amount (if any) by which such effective receipt shall fall short of the full amount of the Obligation Currency expressed to be payable hereunder and such obligation to indemnify shall not be affected by judgment being obtained for any other sums due under this Agreement.

(e)           Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

(f)            Amendments or Waivers.  This Agreement may not be amended or modified except by a writing executed by each of the parties hereto.  No failure or delay by the Dealer Manager or the Company in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

(g)           Assignment.  This Agreement may not be assigned by any party hereto without the prior written consent of each other party hereto.

(h)           Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally to the parties hereto as follows:

(i)	If to you:

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Attention: Syndicate Desk

with a copy to:

Latham & Watkins LLP
Corso Matteotti, 22
20121 Milan
Italy

Attention: Jeffrey H. Lawlis
Facsimile: + 39 02 3046 2001

(ii)	If to the Company:

Central European Media Enterprises Ltd.
c/o CME Media Services Ltd.
Kříženeckého nám. 1078/5
152 00 Prague 5 - Barrandov
Czech Republic

Attention: Legal Counsel
Facsimile: +420 242 464 483

with a copy to:

DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York 10020-1104
United States

Attention: Jeffrey Potash

Facsimile: +1 212 884 8532

(i)            Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[SIGNATURE PAGES FOLLOW]

Please indicate your willingness to act as Dealer Manager on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter, whereupon this letter and your acceptance shall constitute a binding agreement between us.

Very truly yours,

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

By:
Name:
Title:

Accepted as of the

date first above written:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

SCHEDULE I

Other Rights Offering Materials

1.                                      Press Release dated February 28, 2014, and filed with the SEC on February 28, 2014 as a Free Writing Prospectus.

2.                                      [list all Rights Offering Materials, including any Issuer Free Writing Prospectus, other than the Registration Statement, any Preliminary Prospectus and the Prospectus]